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                                   EXHIBIT 12

                      ITT INDUSTRIES, INC. AND SUBSIDIARIES

            CALCULATION OF RATIOS OF EARNINGS TO TOTAL FIXED CHARGES
             AND CALCULATION OF EARNINGS TO TOTAL FIXED CHARGES AND
                         PREFERRED DIVIDEND REQUIREMENTS
                              (DOLLARS IN MILLIONS)

                                                 NINE MONTHS ENDED
                                                   SEPTEMBER 30,                        YEARS ENDED DECEMBER 31,
                                               ---------------------   -------------------------------------------------------
                                                  1998        1997        1997       1996        1995        1994       1993
                                               ---------   ---------   ---------  ---------   ---------   ---------  ---------
Earnings:
Income from continuing operations ..........   $    65.1   $   (26.3)  $    11.9  $    66.4   $  (130.7)  $    36.9  $    48.6
Add(deduct):
Adjustment for distributions in excess
of (less than) undistributed equity
earnings and losses a) .....................         1.8         1.6         2.1       (0.8)        (.7)     --           (2.6)
Income taxes ...............................        41.7       (16.8)        7.6       44.3       (46.6)       39.8       24.7
                                               ---------   ---------   ---------  ---------   ---------   ---------  ---------
                                                   108.6       (41.5)       21.6      109.9      (178.0)       76.7       70.7
                                               ---------   ---------   ---------  ---------   ---------   ---------  ---------
Fixed Charges:
Interest and other financial charges .......       104.6       101.3       133.2      169.0       175.2       115.2      154.0
Interest factor attributable to rentals b)..        13.3         9.2        17.7       15.8        16.0        13.4       14.8
                                               ---------   ---------   ---------  ---------   ---------   ---------  ---------
                                                   117.9       110.5       150.9      184.8       191.2       128.6      168.8
                                               ---------   ---------   ---------  ---------   ---------   ---------  ---------
Earnings, as adjusted, from continuing
Operations .................................   $   226.5   $    69.0   $   172.5  $   294.7   $    13.2   $   205.3  $   239.5
                                               =========   =========   =========  =========   =========   =========  =========
Fixed Charges:
Fixed charges above ........................   $   117.9   $   110.5   $   150.9  $   184.8   $   191.2   $   128.6  $   168.8
Interest capitalized .......................      --          --             1.1        1.1         2.9         6.8        8.0
                                               ---------   ---------   ---------  ---------   ---------   ---------  ---------
Total fixed charges ........................       117.9       110.5       152.0      185.9       194.1       135.4      176.8
Dividends on preferred stock
(pre-income tax basis) c) ..................      --          --          --         --            23.4        47.5       50.0
                                               ---------   ---------   ---------  ---------   ---------   ---------  ---------
Total fixed charges and preferred
dividend requirements ......................   $   117.9   $   110.5   $   152.0  $   185.9   $   217.5   $   182.9  $   226.8
                                               =========   =========   =========  =========   =========   =========  =========
Ratios:
Earnings, as adjusted, from continuing
operations to total fixed charges ..........        1.92        0.62        1.13       1.59         .07        1.52       1.35
                                               =========   =========   =========  =========   =========   =========  =========
Earnings, as adjusted, from continuing
operations to total fixed charges and
preferred dividend requirements ............        1.92        0.62        1.13       1.59         .06        1.12       1.06
                                               =========   =========   =========  =========   =========   =========  =========

Notes:

a) The adjustment for distributions in excess of (less than) undistributed equity earnings and losses represents the adjustment to income for distributions in excess of (less than) undistributed earnings and losses of companies in which at least 20% but less than 50% equity is owned.

b) One-third of rental expense is deemed to be representative of interest factor in rental expense.

c) The dividend requirements on preferred stock have been determined by adding to the total preferred dividends an allowance for income taxes, calculated at the effective income tax rate.



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